UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road

Danbury, Connecticut 06813

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 30, 2014 (the “Closing Date”), FuelCell Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with NRG Energy, Inc. (“NRG”) and issued 14,644,352 shares of the Company’s common stock to NRG. As part of the transaction contemplated by the Securities Purchase Agreement, the Company also issued a warrant (the “Warrant”) to NRG to purchase up to 2,000,000 shares of the Company’s common stock pursuant to a Warrant Agreement (the “Warrant Agreement”). At the same time, the Company’s wholly-owned subsidiary, FuelCell Energy Finance, LLC (“FuelCell Finance”) entered into a Loan Agreement (the “Loan Agreement”) with NRG. Set forth below is a brief description of the material terms of each of the Securities Purchase Agreement, the Warrant Agreement and the Loan Agreement.

The Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, NRG purchased 14,644,352 shares (the “Shares”) of common stock of the Company at a per share price of $2.39 for a total purchase price of $35,000,000. The per share price was equal to the per share closing NASDAQ market price on July 29, 2014. The Company intends to use the proceeds received from the sale of the Shares for project development, project finance, working capital and general corporate purposes. The Securities Purchase Agreement contains customary representations and warranties and covenants by the Company and NRG. It also provides for the Registration Rights, Lock-Up, Stand-Still and Board Designation Rights as more fully described below.

Registration Rights. The Company has agreed that upon demand by NRG or its permitted transferee (a “holder”), at any time after six months from the Closing Date and during the Registration Period (as defined below), the Company will file a registration statement to register for resale the Shares and the shares issued upon exercise of the Warrant (the “Warrant Shares”). The Company is required to keep the registration statement effective until the earliest of (i) the two-year anniversary of the date that the registration statement was declared effective; (ii) the date as of which the holder of the Shares or Warrant Shares may sell all of such shares covered by the registration statement without restriction pursuant to Rule 144 promulgated under the Securities Act (or successor thereto) or (iii) the date on which the holder shall have sold all the shares covered by such registration statement either pursuant to the registration statement or in one or more transactions in which the holder obtained unlegended certificates representing the shares in accordance with applicable securities laws (the “Registration Period”). The registration rights include other customary covenants and indemnities by each of the Company and any holder.

Lock-Up. Subject to certain limitations, NRG agreed that it will not, for a period of twelve months following the Closing Date, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock, or any securities convertible into, exchangeable for or that represent the right to receive such shares.

Director Designation Rights. If requested by NRG, and for so long as NRG owns at least 5% of the outstanding shares of the Company’s common stock, the Company will appoint a designee selected by NRG to serve on the Company’s Board of Directors. Such designee must be reasonably acceptable to the Company and be approved in accordance with the provisions of the Company’s Nominating and Corporate Governance Charter. Following such designee’s initial term, he or she will be nominated for reelection at the Company’s annual meeting of stockholders subject to the approval of the Company’s stockholders.

Standstill. NRG agreed that for a period that is the longer of 18 months from the Closing or the date that is one year from the last day that NRG’s Board designee serves on the Company’s Board of Directors, it will not participate in a transaction to gain control of the Company or engage in certain similar transactions without the prior agreement of the Company.

The Warrant

Pursuant to the Warrant Agreement, NRG has the right to purchase up to 2,000,000 shares of the Company’s common stock at an exercise price of $3.35 per share. The Warrant has a term of three years from the Closing Date.

The Loan Agreement

Pursuant to the Loan Agreement, NRG has extended a $40 million revolving construction and term financing facility to FuelCell Finance for the purpose of accelerating project development by the Company and its subsidiaries. FuelCell Finance and its subsidiaries may draw on the facility to finance the construction of projects through the commercial operating date “COD” of the power plants. FuelCell Finance has the option to continue the financing term for each project after COD for a maximum term of five years per project.

Draws under the Loan Agreement are subject to customary project finance conditions precedent, including the existence of a power purchase agreement (“PPA”) with the end-user of the power and customary project documentation, economic performance and compliance with applicable laws and regulations. Projects must be located in the United States or pre-designated neighboring countries including Canada and some Caribbean nations. The Company is expected to construct the projects and operate and maintain them for the term of the corresponding PPAs pursuant to arms’-length agreements with the project companies, whether or not the project companies continue to be subsidiaries of the Company.

Key terms of the Loan Agreement are as follows;

Parent & Borrowers. The loan facility was extended to FuelCell Finance, which will be “Parent” of project company subsidiaries who will be “Co-Borrowers” under the facility. Parent will establish Co-Borrowers as projects are developed.

Sponsor. The Company is the “Sponsor” of this agreement and has guaranteed the payment obligations of FuelCell Finance and the Co-Borrowers during the construction period of projects. If at any time while such guaranty is outstanding the “Net Working Capital” of the Sponsor is less than the product of (i) 1.5 and (ii) the sum of the outstanding principal and interest balance due on the Loan Agreement, NRG may demand that the Company post additional or replacement credit support for the repayment of the loans. Net Working Capital is defined as “Current Assets” minus “Current Liabilities” as reported on and defined in the Sponsor’s quarterly financial statements. The debt is non-recourse to the Sponsor upon conversion to term debt following the project completion.

Interest rate. The interest rate is 8.5 percent per annum for construction-period financing and 8.0 percent thereafter.

Fees. FuelCell Finance paid $400,000 to NRG on the Closing Date as a fee for making the loan facility available.

FuelCell Finance will also pay to NRG (a) an annual fee equal to (i) the average daily unadvanced principal balance of the loan facility for the one-year period preceding the most recent anniversary of the Agreement Date multiplied by (ii) 0.50%, and (b) a one-time fee equal to 1% of the principal amount of each loan made to a Co-Borrower under the loan facility.

Term and Tenor. FuelCell Finance and its subsidiaries may request loans under the Loan Agreement for a period of five years after the Closing Date, and each such loan will have a maximum term of five years after first disbursement. FuelCell Finance is not obligated to borrow any loans under the loan facility and, other than the fees described above, there are no early repayment or other fees or penalties.

Project Debt Sizing. A minimum of $2 million and a maximum of $25 million may be borrowed for an individual project.

Debt Sizing Mechanic. Loan amounts will be calculated based on a 1.3x Debt Service Coverage Ratio (DSCR), based on contracted cash flows, and assumed amortization schedule of PPA duration less two years.

Minimum Debt Service Coverage Ratio. With respect to a particular Project for any one-year period shall mean a DSCR of at least 1.30 –to– 1.00, based on the nameplate capacity of the Project or the ISO-corrected actual output of a Project, calculated on and following the Conversion Date until the Maturity Date.

Collateral. The obligations of each Co-Borrower under the Loan Agreement will be secured by a first-priority security interest in all of the assets of, and equity in, such Co-Borrower. Cash-flows and payments will be handled via a traditional project-finance waterfall governed by a depository agreement to be entered into among NRG, the applicable Co-Borrower and the depository bank.

Events of Default. The Loan Agreement contains customary events of default, including materiality qualifiers and cure periods, for financings of this type, including events of default arising from non-payment, breach of covenants (including financial covenants), material misrepresentations, termination or breach of contractual arrangements, bankruptcy, failure of collateral, breach of applicable laws and adverse judgments.

Item 3.02. Unregistered Sales of Equity Securities

The information described above under Item 1.01 is hereby incorporated herein by reference as applicable.

On July 30, 2014, the Company (i) issued to NRG an aggregate of 14,644,352 shares of common stock for $2.39 per share and for an aggregate purchase price of $35,000,000 and (ii) issued to NRG the Warrant Agreement. Pursuant to the Warrant Agreement, NRG may purchase up to 2,000,000 shares of common stock during a three year term for a per share price of $3.35. The Shares and the Warrant were issued in reliance on the exemption provided by Section 4(2) and Regulation D of the Securities Act. The Company is relying upon the truth and accuracy of, and NRG’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of NRG set forth in the Securities Purchase Agreement in order to determine the availability of such exemption and the eligibility of NRG to acquire the Shares and the Warrant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release issued July 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date:August 4, 2014

	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer,
Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release issued July 31, 2014.